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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                GBC BANCORP, INC.
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             (Exact Name of Registrant as specified in its charter)


                Georgia                                 58-2265327
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                  165 Nash Street, Lawrenceville, Georgia 30045
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                    (Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
      N/A
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(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $1.00 par value per share
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock of GBC Bancorp, Inc., is set forth in
Item 4 of the Registration Statement on Form S-8 (File No. 333-97087), filed with the Securities and Exchange Commission on July 25, 2002, and is hereby incorporated by reference.

ITEM 2.  EXHIBITS

         4.1 Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form SB-2, as amended (Registration File No. 333-19081)).

         4.2      Amended and Restated Bylaws of the Company (filed as Exhibit
                  3.2 to the Registration Statement on Form SB-2, as amended (Registration File No. 333-19081)).

         4.3 Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form SB-2, as amended (Registration File No. 333-19081)).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized.

                                    GBC BANCORP, INC.



                                    By: /s/ Larry D. Key
                                       -----------------------------------------
                                       President,  Chief  Executive  Officer and
                                       Chairman of the Board of Directors


Date: April 30, 2003